Exhibit 10(iii)(A)(63)

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2019 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below an award (the “Award”) of restricted shares of the Company’s common stock (the “Shares”). The terms and conditions of the Award are set forth in this Award Agreement (the “Agreement”) and The Interpublic Group of Companies, Inc. 2019 Performance Incentive Plan (the “Plan”), which is attached hereto as Exhibit A, and any applicable addendum to the Award Agreement (the “Addendum”) which is attached hereto as Exhibit B.

RESTRICTED STOCK AWARD AGREEMENT
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Date of Award     [date]         Participant’s Name     [name]
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Number of Shares    [number]
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Restrictions
Subject to the terms and conditions of this Agreement and the Plan, including but not limited to the restrictions set forth in Section 6 of the Plan, the Participant shall be the owner of record of the Shares granted under this Award and shall have all rights of a shareholder of the Company.

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Lapse of Restrictions	Subject to the terms and conditions of this Agreement and the Plan, the restrictions on the above-mentioned Shares of Restricted Stock shall lapse on the first anniversary of the date of Award.
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The provisions of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. Except as otherwise expressly provided in this Agreement, in case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Please (i) review the rest of this Agreement, the Addendum, and the Plan document, and (ii) execute this Agreement by checking the box below.

By checking the box below, you are effectively executing and agree to be bound by the terms and conditions of this Agreement (including the terms under “Forfeiture of Award” and “Cancellation and Rescission for Prohibited Activity”).

THE INTERPUBLIC GROUP OF COMPANIES, INC.
/s/ Kenneth Lareau
Kenneth Lareau
SVP, Global Compensation and Benefits

I have read this Agreement, the Plan, and Exhibit B, if applicable, and I understand and agree to their terms and conditions.

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Participant’s Signature,
to be provided electronically

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2019 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan and govern the Restricted Stock Award:

Section 83(b) Election
Ordinarily, restricted Shares are not subject to U.S. federal income or employment taxes until the restrictions are lifted. However, the Participant may make an election (a “Section 83(b) election”) to be taxed (for U.S. federal income and employment tax purposes) on the fair market value of the Shares when the Restricted Stock Award is granted. To make a Section 83(b) election, the Participant must file a Section 83(b) election with the IRS and the Company within 30 days after the date of the Restricted Stock Award set forth on the cover page.

Please consult your tax adviser for more information about what to include in a Section 83(b) election and the consequences of making a Section 83(b) election.

Death or Disability
If the Participant terminates his or her directorship due to Disability or death before the restrictions applicable to the Shares lapse, the Participant shall vest in a portion of the Award as follows:
The vested portion of the Award shall equal a fraction (not to exceed 1.0), the numerator of which is the Participant’s number of completed months of directorship with the Company and its Subsidiaries or Affiliates from the Date of the Award to the Participant’s Termination, and the denominator of which is the number of months from the Date of the Award to the scheduled Date of Lapse of Restrictions (such resulting amount, the “Reduced Award”).

Dividends
Any dividends or distributions that are paid with respect to the Shares granted under this Restricted Stock Award (regardless of whether such dividends are paid in cash or Shares) shall be subject to the same risk of forfeiture (and restrictions, if the dividends are paid in Shares) as applies to the Shares granted under this Award. For the avoidance of doubt, the Participant shall not be entitled to the payment of any dividends until the restrictions applicable to Shares granted under this Restricted Stock Award have lapsed.

Compliance with Local Laws

Notwithstanding anything to the contrary contained in this Agreement, the Company may, in its sole discretion, settle the Award in the form of: (1) a cash payment to the extent settlement in Shares (a) is prohibited under local law, rules and regulations, (b) would require the Participant or the Company to obtain the approval of any governmental and/or regulatory body in the Participant's country of residence (and/or country of employment, if different), or (c) is administratively burdensome; or (2) Shares, but require the Participant to immediately sell such Shares (in which case, this Agreement shall give the Company the authority to issues sales instructions on behalf of the Participant).
If the Participant is a resident of or employed in a country other than the United States, the Participant agrees, as a condition of the Award, to repatriate all payments attributable to the Award in accordance with local foreign exchange rules and regulations in the Participant's country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Company and the Participant's employer as may be required to allow the Company and the Participant's employer to comply with local laws, rules and regulations in the Participant's country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with the Participant's personal legal and tax obligations under local laws, rules and regulations in the Participant's country of residence (and country of employment, if different).

EU Age Discrimination Rules
If the Participant is resident of a country that is a member of the European Union, the grant of the Award and this Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

Forfeiture of Award
Before accepting this Award, the Participant must disclose to the Company in writing all grants to the Participant of options, shares and other equity rights with respect to any Subsidiary of the Company ("Subsidiary Grants") that are still outstanding. Failure to disclose in writing the existence of any such outstanding Subsidiary Grants shall result in immediate cancellation and forfeiture of the Award set forth in this Agreement, unless the Administrator determines in its sole discretion that such failure was reasonable under the circumstances.

Cancellation and Rescission for Prohibited Activity
Notwithstanding any other provision of the Plan or this Agreement, the Participant acknowledges and agrees that the Company may cancel, rescind, suspend, withhold, modify, amend or otherwise limit or restrict this Award (whether vested or not vested) at any time if the Participant is not in compliance with all applicable provisions of the Agreement and the Plan, or if the Participant engages in any “Prohibited Activity.” For purposes of this Agreement, “Prohibited Activity” means: (i) any activity that would enable the Company (or any Subsidiary or Affiliate) to terminate the Participant’s directorship for cause (as defined in the Plan or any directorship agreement or other plan or arrangement that covers the Participant); (ii) a material violation of any rule, policy or procedure of the Company (or any Subsidiary or Affiliate), including but not limited to the Code of Conduct of the Company (and any such Subsidiary or Affiliate); or (iii) before a Change of Control, any other conduct or act that the Company determines is injurious, detrimental or prejudicial to any interest of the Company.
The Participant agrees that the cancellation and rescission provisions of this Agreement are reasonable and agrees not to challenge the reasonableness of such provisions, even where forfeiture of this Agreement is the penalty for violation; provided that the Participant may challenge the reasonableness of any forfeiture that occurs after a Change of Control.

No Directorship or Employment Rights	The grant of the Award shall not be interpreted to form a directorship or employment contract between the Participant and the Company.
Discretionary Nature of Award
The Participant acknowledges and agrees that the Plan is discretionary in nature. The grant of the Award under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Restricted Stock or any other forms of award permitted under the Plan or other benefits in lieu thereof in the future. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's directorship.

Extraordinary Benefit
The Participant's participation in the Plan is voluntary. The value of the Award and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Participant's directorship. Any grant under the Plan, including the grant of the Award, is not part of the Participant's normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension, or retirement benefits or similar payments.

Value of Benefit
The future value of the Award is unknown and cannot be predicted with certainty. The Company shall not be liable for any foreign exchange rate fluctuation, where applicable, between the Participant's local currency and the United States dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.

No Public Offering
The grant of the Award is not intended to be a public offering of securities in the Participant's country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law). No employee of the Company or its Subsidiaries or Affiliates is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan and provide the Participant with any legal, tax or financial advice with respect to the grant of the Award. The acquisition of Shares involves certain risks, and the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition and disposition of Shares under the Plan. Further, the Participant should carefully review all of the materials related to the Award and the Plan, and the Participant should consult with the Participant's personal legal, tax and financial advisors for professional advice in relation to the Participant's personal circumstances.

Insider Trading Laws
By participating in the Plan, the Participant expressly agrees to comply with the Company’s insider trading policies and any other of its policies regarding insider trading or personal account dealing applicable to the Participant. Further, the Participant expressly acknowledges and agrees that, depending on the country of residence of the Participant or the Participant’s broker, or where Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant's ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Award) or rights linked to the value of Shares, during such times the Participant is considered to have “inside information” or similar types of information regarding the Company as defined by the laws or regulations in the applicable country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before the Participant possessed such information. Furthermore, the Participant may be prohibited from (a) disclosing such information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities (including other directors and employees of the Company or any of its Subsidiaries or Affiliates). Any restriction under these laws or regulations is separate from and in addition to any restrictions that may be imposed under any applicable Company policies. The Participant expressly acknowledges and agrees that it is the Participant's responsibility to comply with any applicable restrictions, and the Participant should consult the Participant’s personal advisor for additional information on any trading restrictions that may apply to the Participant.

Recoupment
Notwithstanding any other provision of this Agreement to the contrary, the Participant acknowledges and agrees that the Award, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any recoupment policy the Company may establish or adopt ("Recoupment Policy") and as the Recoupment Policy may be amended from time to time. The Participant agrees and consents to the Company's application, implementation and enforcement of (a) the Recoupment Policy, and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the Recoupment Policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant's Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. To the extent that the terms of this Agreement and the Recoupment Policy conflict, the terms of the Recoupment Policy shall prevail.

English Language
If the Participant is resident outside of the United States, the Participant acknowledges and agrees that it is the Participant's express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award be drawn up in English. If the Participant receives this Agreement, the Plan or any other document related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Electronic Delivery
The Company may, in its sole discretion, decide to deliver any documents related to the Award or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Data Privacy
The Company is located at 909 Third Avenue, New York, New York 10022, United States of America and grants Awards under the Plan to employees and non-management directors of the Company and its Subsidiaries and Affiliates in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Awards, the Participant expressly and explicitly consents to the personal data activities as described herein.
(a)   Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Participant’s employer. In granting the Awards under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares in settlement of the Awards and implementing, administering and managing the Plan.  The Company’s legal basis for the collection, processing and usage of the Participant’s personal data is the Participant’s consent.

(b) Stock Plan Administration Service Provider. The Company transfers the Participant’s personal data to [UBS Financial Services, an independent service provider based in the United States of America], which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”).  In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan.  The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

(c) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America.  The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Participant’s personal data to the United States of America is the Participant’s consent.

(d) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and his or her grant of consent is purely voluntary.  The Participant may deny or withdraw his or her consent at any time.  If the Participant does not consent, or if the Participant later withdraws his or her consent, the Participant may be unable to participate in the Plan.  This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.

(e)      Data Subjects Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence.  For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data.  To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant should contact the Participant’s local HR manager.

Successors and Assigns
The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors or administrators.

Addendum
Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Participant's country of residence (and country of employment, if different) set forth in an addendum to this Agreement (an “Addendum”). Further, if the Participant transfers the Participant's residence and/or employment to another country reflected in an Addendum to this Agreement at the time of transfer, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the operation and administration of the award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant's transfer). In all circumstances, any applicable Addendum shall constitute part of this Agreement.

Additional Requirements
The Company reserves the right to impose other requirements on the Award, any Shares acquired pursuant to the Award and the Participant's participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

Severability
The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

Interpretation and Construction
This Agreement and the Plan shall be construed and interpreted by the Administrator, in its sole discretion. Any interpretation or other determination by the Administrator (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.
All determinations regarding enforcement, waiver or modification of the cancellation and rescission and other provisions of this Agreement (including the provisions relating to death and Disability) shall be made in the Plan Administrator’s sole discretion. Determinations made under this Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

Entire Understanding
This Agreement, the award letter (if any) from the Company, and the terms of the Plan constitute the entire understanding between the Participant and the Company and its Subsidiaries and Affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.

Acknowledge and Agree
By accepting the grant of the Award, the Participant acknowledges that the Participant has read this Agreement, the Addendum to this Agreement (as applicable), and the Plan, and the Participant specifically accepts and agrees to the provisions therein.